EXHIBIT 3.0

                              AMENDED AND RESTATED
                            ARTICLES OF INCORPORATION
                           OF XENACARE HOLDINGS, INC.

         Pursuant to Section 607.1007 of the Business Corporation Act of the State of Florida, the undersigned, being the Directors and Executive Officers of XENACARE HOLDINGS, INC. (hereinafter the "Corporation"), a Florida corporation, and desiring to amend and restate its Articles of Incorporation, do hereby certify:

         FIRST: The Articles of Incorporation of the Corporation were filed with the Secretary of State of Florida on June 6, 2005, Document No. P05000081911.

         SECOND: These Amended and Restated Articles of Incorporation, which supersede the original Articles of Incorporation and all amendments to them, were adopted by all of the Directors of the Corporation and a majority of its shareholders on June 23, 2005. To effect the foregoing, the text of the Articles of Incorporation is hereby restated and amended as herein set forth in full:

                                    ARTICLE I
                                      NAME

         The name of the Corporation is Xenacare Holdings, Inc.


                                   ARTICLE II
                                    DURATION

         The term of existence of the Corporation is perpetual.


                                   ARTICLE III
                                     PURPOSE

         The Corporation may transact any and all lawful business for which corporations may be organized under the Florida Business Corporation Act.


                                   ARTICLE IV
                      PRINCIPAL OFFICE AND MAILING ADDRESS

         The principal office and mailing address of the Corporation is:

                        7700 Congress Avenue, Suite 3208
                            Boca Raton, Florida 33487

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                                    ARTICLE V
                                  CAPITAL STOCK

         The maximum number of shares that the Corporation shall be authorized to issue and have outstanding at any one time shall be Fifty Million (50,000,000) shares, of which:

         (i) Forty-Five Million (45,000,000) shares shall be designated Common Stock, $0.001 par value. Each issued and outstanding share of Common Stock shall be entitled to one vote on each matter submitted to a vote at a meeting of the shareholders;

         (ii) Five Million (5,000,000) shares shall be designated Preferred Stock. The Board of Directors of the Corporation, by resolution or resolutions, at any time and from time to time, shall be authorized to divide and establish any or all of the unissued shares of Preferred Stock into one or more series and, without limiting the generality of the foregoing, to fix and determine the designation of each such share, the number of shares which shall constitute such series and certain preferences, limitations and relative rights of the shares of each series so established.

                                   ARTICLE VI
                           REGISTERED OFFICE AND AGENT

         The street address of the Corporation's registered office is: 7700 Congress Avenue, Suite 3208, Boca Raton, Florida 33487. The name of the Corporation's registered agent at that office is: Frank W. Rizzo.

                                   ARTICLE VII
                                INITIAL DIRECTORS

         The initial directors of the Corporation shall be Frank W. Rizzo and Alan P. Xenakis.

                                  ARTICLE VIII
                             AFFILIATED TRANSACTIONS

         The Corporation expressly elects not to be governed by Section 607.0901 of the Florida Business Corporation Act, as amended from time to time, relating to affiliated transactions.

                                   ARTICLE IX
                           CONTROL SHARE ACQUISITIONS

         The Corporation expressly elects not to be governed by Section 607.0902 of the Florida Business Corporation Act, as amended from time to time, relating to control share acquisitions.

                                    ARTICLE X
                                 INDEMNIFICATION

         The Corporation shall indemnify any present or former officer or director, or person exercising powers and duties of an officer or a director, to the full extent now or hereafter permitted by law.

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         THIRD: The foregoing amendments were adopted by all of the Directors and the majority holders of the Common stock of the Corporation pursuant to sections 607.0821 and 607.0704 of the Florida Business Corporation Act on June 23, 2005. Therefore, the number of votes cast for the amendment to the Corporation's Articles of Incorporation was sufficient for approval.

         IN WITNESS WHEREOF, the undersigned has executed these Amended and Restated Articles of Incorporation this 23rd day of June, 2005.




/S/ Frank W. Rizzo
Frank W. Rizzo

/S/ Alan P. Xenakis
Alan P. Xenakis

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